Worthington Enterprises Hosts 2026 Investor and Analyst Day

COLUMBUS, Ohio (November 10, 2026) — Worthington Enterprises Inc. (NYSE: WOR), a designer and manufacturer of market-leading products and solutions for building, trade and specialty applications, is hosting its 2026 Investor and Analyst Day today at 9:30 a.m. ET. Click here to register for the live webcast.

Joe Hayek, president and chief executive officer; Colin Souza, vice president and chief financial officer; Jimmy Bowes, president, Building Performance Solutions; and, Steve Caravati, president, Trade & Specialty Solutions will provide an update on the company's strategy, financial performance and long-term growth opportunities.

“Since the separation of our Steel Processing business on December 1, 2023, we have created a stronger, more resilient Worthington Enterprises with leading brands, attractive market positions and significant opportunities for continued growth,” said Joe Hayek, president and CEO, Worthington Enterprises. “We have made meaningful progress, but we believe there is much more ahead of us. We have a clear strategy and believe our strong business and financial capacity position us well to continue investing for growth and creating value for our shareholders.”

Presentation materials are available here in the Investor Relations section of the company’s website. A recording of the webcast will be posted following the conclusion of the event.

About Worthington Enterprises

Worthington Enterprises Inc. (NYSE: WOR) is a designer and manufacturer of market-leading brands that improve everyday life by elevating spaces and experiences. Building Performance Solutions (formerly Building Products) delivers essential engineered products that enhance performance across residential and commercial buildings, including critical facilities such as data centers. Its products support building systems, and climate and comfort applications. The segment primarily serves OEMs and distributors. Trade & Specialty Solutions (formerly Consumer Products) includes market-leading brands used by professional tradespeople and consumers across tools, portable propane and helium and other specialty applications. The Worthington Enterprises portfolio includes Balloon Time®, Bernzomatic®, ClarkDietrich, Coleman® propane cylinders, Elgen, General®, HALO™, LEVEL5 Tools®, Ragasco®, Roof Hugger®, Well-X-Trol® and Worthington Armstrong Venture (WAVE), among others.

Headquartered in Columbus, Ohio, Worthington Enterprises employs approximately 4,000 people throughout North America and Europe.

Founded in 1955 as Worthington Industries, Worthington Enterprises follows a people-first Philosophy with earning money for its shareholders as its first corporate goal. Worthington Enterprises achieves this outcome by empowering its employees to innovate, thrive and grow with leading brands in attractive markets that improve everyday life. The company engages deeply with local communities where it has operations through volunteer efforts and The Worthington Companies Foundation, participates actively in workforce development programs and reports annually on its corporate citizenship and sustainability efforts. For more information, visit worthingtonenterprises.com.

Forward-Looking Statements

Statements by Worthington Enterprises that are not limited to historical information constitute “forward-looking statements” under federal securities laws. Forward-looking statements are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from those expected by Worthington Enterprises. Readers should evaluate forward-looking statements in the context of such risks, uncertainties and other factors, many of which are described in Worthington Enterprises’ filings with the Securities and Exchange Commission (“SEC”). Forward-looking statements are qualified by the cautionary statements included in Worthington Enterprises’ SEC filings and other public communications. This press release speaks only as of the date hereof. Worthington Enterprises does not undertake any obligation to update or revise its forward-looking statements except as required by applicable law or regulation.

Information available through hyperlinks in this press release is not incorporated into, and does not constitute a part of, this press release.

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